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                                                                  Exhibit 23(b)





                           CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-21007, No. 33-05463, No. 33-60157 and
No. 33-57063, of our report, dated February 2, 1995, with respect to the financial statements of Polaris Industries Inc. (formerly Polaris Industries Partners L.P.) for the year ended December 31, 1994 which report is included in this Annual Report on Form 10-K for the year ended December 31, 1996.



                                       /s/ McGladrey & Pullen, LLP
                                           McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
March 14, 1997